                                                                    EXHIBIT 10.5

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A DOUBLE ASTERISK (**). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                                                   Apple/PCC Manu. Lic. Agt. II
                                                           Final, #C24-96-00127

                               CERTIFIED COMPUTER
                            MANUFACTURING AGREEMENT
                                 #C24-96-00127

This Certified Computer Manufacturing Agreement (this "Agreement") is effective as of July 17, 1996 (the "Effective Date"), by and between APPLE COMPUTER INC., a California corporation having its principal place of business at 1 Infinite Loop, Cupertino, California 95014, U.S.A. ("Apple") and POWER COMPUTING CORPORATION, a Delaware corporation having its principal place of business at 2555 North Interstate 35, Suite 200, Round Rock, Texas 78664 and its Subsidiaries ("PCC").

                                    RECITALS

o Apple and PCC have entered into the Mac OS License Agreement permitting PCC to incorporate the Mac OS into Certified Computers. Apple has certain intellectual property rights that PCC requires in order to legally manufacture Approved Boards and Certified Computers. PCC also requires the right :o purchase certain Proprietary Components from MASs. The parties desire Apple to license those rights to PCC under the terms of this Agreement.

                                   AGREEMENT

1.       DEFINITIONS

1.1 "Apple lntellectual Property" means all patent applications, patents, and know how throughout the world (including utility models, but excluding design patents and registrations, software and/or any semiconductor design information): (i) infringement of which cannot be avoided in complying with the Certification Requirements, and (ii) in connection with which Apple now has or hereafter obtains during the term of this Agreement the right to grant licenses to PCC without being obligated to pay royalties or other consideration to third parties.

1.2 "Approved Boards" means primary printed circuit boards (i.e., "motherboards") manufactured by or for PCC for Certified Computers for which the design has been approved in writing by Apple.

1.3 "Certification Requirements" means requirements documented by Apple for Certified Computers to successfully run the Mac OS and Mac OS applications, and otherwise qualify for use of the Mac OS trademark. These requirements may be modified by Apple from time to time.

1.4 "Certified Computers" means hardware products manufactured by or for PCC, in the form they will be used by End Users, which satisfy the Certification Requirements.

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                                                   Apple/PCC Manu. Lic. Agt. II
                                                           Final, #C24-96-00127

1.5 Confidential Information" means (i) for Apple, the terms and conditions of this Agreement including without limitation the license fees and royalty rates charged to PCC, and trade secrets or proprietary information related to any of the foregoing; (ii) for each party, any information relating to that party's product plans, designs, costs, names, finances, marketing plans, business opportunities, personnel, research, development or know-how designated as confidential in writing or, if disclosed orally, identified in writing and designated as confidential within thirty (30) days of disclosure; provided, however that "Confidential Information" shall not include information that: (a) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (b) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (c) is independently developed by the receiving party without use of the disclosing party's Confidential Information; (d) is lawfully obtained without restriction from a third party who has the right to make such disclosure; or (e) is released for publication by the disclosing party in writing.

1.6 "End User" means a third party using a Certified Computer for its ordinary and customary business or personal purposes, and not for redistribution.

1.7 "Mac OS License Agreement" means the Mac OS License Agreement entered into between PCC and Apple, effective ___________.

1.8 "Mac OS Licensee" means a party that has signed a Mac OS License Agreement with Apple.

1.9      "MAS" means a Mac OS Authorized Supplier designated by Apple.

1.10 "Proprietary Components" means components in which Apple has some proprietary rights to be used for incorporation in Certified Computers.

1.11 "Royalty Payments" means the payments PCC is required to make to Apple pursuant to Section 4.1 and as described in Exhibit A.

1.12 "Subsidiary" means a corporation more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly, by PCC, and which agrees in writing to be bound by the terms of this Agreement. A corporation which ceases to be a Subsidiary will lose its rights under this Agreement, but will continue to be bound by the obligations that survive termination specified in Section 5.2

2.       LICENSE

2.1 Apple hereby grants to PCC, under Apple's Intellectual Property, a non-exclusive, non-transferable, royalty-bearing, worldwide license to design, develop, make, have made



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                                                   Apple/PCC Manu. Lic. Agt. II
                                                           Final, #C24-96-00127


         (for resale by PCC), use, and import Certified Computers and Approved Boards and to lease, sell and otherwise transfer Approved Boards to Mac OS Licensees and to lease, sell or otherwise transfer Certified Computers to third parties.

2.2 Apple reserves all its intellectual property rights, including but not limited to patent rights, trademarks, copyrights, industrial designs, or rights in the Mac OS software or any Proprietary Components, not expressly licensed to PCC under this Agreement. PCC has no right to sublicense the rights granted under this Agreement.

3.       MASs

3.1 Apple will authorize MASs to sell certain Proprietary Components to PCC. The terms and conditions of the purchase and sale of the Proprietary Components shall be determined by agreement between the MASs and PCC. Apple is not a party to the purchase and sale transactions for the Proprietary Components between the MASs and PCC and Apple has no responsibility for such transactions, including but not limited to, the quality, condition or delivery of the components or any payment obligation of PCC. Apple is making no representation to PCC that MASs are willing to sell Proprietary Components to PCC, that MASs have sufficient capacity to supply PCC's needs or that MASs will have Proprietary Components available in the time frame required for PCC's current manufacturing schedule.

3.2 PCC will use the Proprietary Components solely for incorporation into or servicing of Certified Computers or Approved Boards and not for other purposes, including resale to others.

3.3 APPLE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO CERTIFIED COMPUTERS OR PROPRIETARY COMPONENTS DELIVERED TO PCC.

4.       ROYALTIES

4.1      Royalty Payments and Statements.

         (a) PCC will pay to Apple Royalty Payments for each unit of a Certified Computer or Approved Board distributed by PCC in accordance with the royalty rates set forth on Exhibit A; provided however, that only one such Royalty Payment shall be payable to Apple for each unit of a Certified Computer containing only one Approved Board, and PCC shall have no obligation to pay to Apple such Royalty Payment for any such Certified Computer for which PCC or a third party has previously paid Apple a royalty under a Certified Computer Manufacturing Agreement with Apple.


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                                                   Apple/PCC Manu. Lic. Agt. II
                                                           Final, #C24-96-00127

         (b) Within thirty (30) days of the end of each quarter, PCC will pay the Royalty Payments due for that quarter to Apple accompanied by a statement certified correct by an officer of PCC, indicating the number and type of Approved Boards and Certified Computers sold hy PCC during the quarter and the amount of royalty due.

         (c) PCC shall keep and maintain all appropriate books and records necessary for verification that the applicable license and purchase fees and royalties have been paid. During the term of this Agreement and for three years thereafter, Apple shall be entitled, not more than once annually and on thirty (30) days notice, to retain independent certified public accountants to review PCC's books and records for the purpose of verifying the accuracy of the statements provided and amounts paid pursuant to this Section 4. Any underpayment or overpayment determined as a result of the review will be reflected in the following quarter's statement and Royalty Payments. If such review verifies an underpayment error of greater than five percent (5%), PCC shall pay the cost of such review. PCC shall pay all amounts when due, and any amounts not paid when due shall accrue interest at the annual rate of twelve percent (12%) or the highest rate allowed by law, if lower, from the date when the payment should have been paid and ending when paid.

4.2 Taxes. PCC is responsible for payment of any taxes on payments made under this Agreement except taxes based on Apple's income for which Apple shall be responsible.

4.3 Form of Payment. All royalty statements and payments will be made in U.S. dollars and sent to:

                              Apple Computer, Inc.
                              Royalty Accounting
                              2420 Ridgepoint Drive, MS 198-GL
                              Austin, TX 78754

5.       TERM AND TERMINATION

5.1 Term. This Agreement will continue in effect until four (4) years from the Effective Date, unless (i) the Agreement is terminated earlier pursuant to Section 5.2 or (ii) the Mac OS License Agreement is terminated, in which case this Agreement will terminate at the same time as the Mac OS License Agreement.

5.2 Termination for Cause By Either Party. Either party will have the right to terminate this Agreement immediately upon written notice at any time if:

         (a) The other party is in material breach of any warranty, term, condition or covenant of this Agreement other than those contained in Section 5 of the Mac OS License

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                                                   Apple/PCC Manu. Lic. Agt. II
                                                           Final, #C24-96-00127

                  Agreement and fails to cure that breach within thirty (30) days after receiving written notice of that breach and of the first party's intention to terminate;

         (b) The other party is in material breach of any warranty, term, condition or covenant of Section 5 of the Mac OS License Agreement; or

         (c) The other party: (i) becomes insolvent; (ii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iii) makes an assignment for the benefit of creditors.

5.3 Effect of Termination. Upon any termination of this Agreement, the license granted under Section 2 will automatically terminate and each party will be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that the provisions of Sections 1, 2.2, 3.2, 3.3, 4, 5.3, and 6 and any liability arising from any breach of this Agreement will survive termination of this Agreement. Termination of this Agreement will not affect the rights of PCC's End User customers to continue to use Certified Computers. Subject to the payment of royalties and in accordance with the terms and conditions of this Agreement, in the event of termination other than for PCC's breach of this Agreement, PCC may sell reasonable quantities of Certified Computers and Approved Boards, which are in inventory at the time of termination, for up to six (6) months after termination. Any obligation to pay incurred prior to termination will survive termination. Neither party will be liable to the other for damages of any sort solely as a result of terminating this Agreement in accordance with its terms. Termination of this Agreement will be without prejudice to any other right or remedy of either party.

6.       INCORPORATION OF MAC OS LICENSE AGREEMENT PROVISIONS

The following provisions of the Mac OS License Agreement are hereby incorporated into this Agreement: Sections 1 (to the extent that the terms defined in such section are not already defined in Section 1 of this Agreement), 5, 11, and 12.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

APPLE:                                  PCC:
APPLE COMPUTER, INC.                    POWER COMPUTING CORPORATING

BY: /s/ LAMAR POTTS                     BY:  /s/ STEVE KAHNG
    ------------------------------           ----------------------------------
PRINT NAME: LAMAR POTTS                 PRINT NAME: STEVE KAHNG
           -----------------------                 ----------------------------
TITLE:  VP, Licensing                   TITLE:  President & CEO
       ---------------------------             --------------------------------


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                                                   Apple/PCC Manu. Lic. Agt. II
                                                           Final, #C24-96-00127

                                   EXHIBIT A

                                   ROYALTIES

BOARD DESIGN                                                  ROYALTY*

   **                                                          $   **

-------------
* PCC will pay Apple a royalty in this amount for each unit of a Certified Computer or Approved Board distributed by PCC, provided that no such royalty will be payable to Apple for any Certified Computer containing only one Approved Board for which PCC or a third party has previously paid Apple a royalty under a Certified Computer Manufacturing Agreement with Apple.




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